EXHIBIT 99.1

Epiq Systems Announces Third Quarter 2011 Results Led by 84% Growth in E-Discovery Operating Revenue

KANSAS CITY, Kan., Oct. 27, 2011 (GLOBE NEWSWIRE) -- Epiq Systems, Inc. (Nasdaq:EPIQ) today announced results of operations for the third quarter 2011 with operating revenue (total revenue before operating revenue from reimbursed direct costs) of $69.8 million, up 34% compared to $52.0 million for the same period last year. September 30, 2011 year-to-date operating revenue was $192.7 million, up 23% compared to $157.1 million for the prior year. Operating revenue in the third quarter for the E-Discovery segment reflects an 84% increase over the prior year. The E-Discovery segment now represents half or more of the company's third quarter and year-to-date operating revenue and non-GAAP adjusted EBITDA.

On September 15, 2011, the Board of Directors increased the quarterly cash dividend to 5.0 cents per common share payable on November 17, 2011, to shareowners of record at the close of business on October 27, 2011. The new quarterly dividend rate represents a 43% increase from the prior quarterly dividend rate of 3.5 cents per common share.

Net income for the third quarter of 2011 was $4.3 million compared to $4.5 million for the year ago quarter. September 30, 2011 year-to-date net income was $10.1 million compared to $10.8 million for the prior year. Net income per share for the third quarter of 2011 was $0.12 per share compared to $0.12 per share for the year ago quarter. September 30, 2011 year-to-date net income per share was $0.28 compared to $0.28 per share for the prior year.

Non-GAAP net income for the third quarter of 2011 was $8.2 million compared to $7.3 million for the year ago quarter. September 30, 2011 year-to-date non-GAAP net income was $23.0 million compared to $20.7 million for the prior year. Non-GAAP net income per share for the third quarter of 2011 was $0.23 per share, up 21% compared to $0.19 per share for the year ago quarter. September 30, 2011 year-to-date non-GAAP net income per share was $0.63, up 19% compared to $0.53 per share for the prior year.

Third quarter 2011 non-GAAP adjusted EBITDA was $20.8 million, up 23% compared to $17.0 million for the year ago quarter. September 30, 2011 year-to-date non-GAAP adjusted EBITDA was $58.8 million, up 17% compared to $50.1 million for the prior year.

September 30, 2011 year-to-date net cash provided by operations was $27.1 million, up 42% compared to $19.2 million for the prior year. Condensed consolidated statements of income, balance sheets and cash flow statements are attached.

Operating revenue for the E-Discovery segment for the third quarter of 2011 increased 84% to $36.6 million compared to $20.0 million for the year ago quarter.  September 30, 2011 year-to-date operating revenue increased 70% to $96.3 million compared to $56.5 million in the prior year.  Third quarter 2011 non-GAAP adjusted EBITDA was $14.8 million, up 58% compared to $9.4 million for the year ago quarter. September 30, 2011 year-to-date non-GAAP adjusted EBITDA was $40.9 million, up 64% compared to $25.0 million in the prior year. E-Discovery is now Epiq Systems' largest segment and is well situated with technology and service leadership and a top global position in the industry to continue driving growth.

Operating revenue for the Bankruptcy segment for the third quarter of 2011 was $23.8 million compared to $22.0 million for the year ago quarter. September 30, 2011 year-to-date operating revenue was $68.1 million compared to $71.0 million in the prior year. Non-GAAP adjusted EBITDA was $11.6 million for the third quarter of 2011, compared to $12.6 million for the year ago quarter. September 30, 2011 year-to-date non-GAAP adjusted EBITDA was $35.5 million compared to $39.5 million in the prior year. Bankruptcy results reflect the impact of declining bankruptcy filings in 2011.  Epiq Systems continues to be a market leader in each chapter served by its Bankruptcy franchise and continues to maintain high aggregate Chapter 7 deposit balances and market share for bankruptcy engagements.

Operating revenue for the Settlement Administration segment for the third quarter of 2011 was $9.3 million compared to $10.0 million in the year ago quarter.  September 30, 2011 year-to-date operating revenue was $28.2 million compared to $29.6 million in the prior year. Non-GAAP adjusted EBITDA was $1.9 million for the third quarter of 2011 compared to $1.5 million for the year ago quarter.  September 30, 2011 year-to-date non-GAAP adjusted EBITDA was $4.1 million, compared to $5.2 million in the prior year. The segment results reflect a delay in the start-up of several matters expected to have begun earlier in the year.

Tom W. Olofson, chairman and CEO of Epiq Systems stated, "We are very pleased to have achieved our financial objectives for the third quarter as our E-Discovery segment establishes itself as the largest operating segment of the company.  We have recently expanded our Expert and Professional Services group within the segment to include legal consulting services, and we continue to support our clients through global capabilities spanning the U.S., the U.K. and Hong Kong.  Our financial strength and performance enable us to increase the cash dividend for our shareholders and reflect our confidence for the future and our commitment to provide long-term shareholder value. "

Key events:

  In October 2011, Epiq expanded its Expert and Professional Services group to include legal consulting services. The expanded electronic discovery services include expert witness testimony, evidence management, case strategy development and case and project management, vendor management, technology review and selection, litigation readiness consulting and a full range of electronic discovery services.
  On August 18, 2011, Epiq paid a cash dividend of 3.5 cents per share of outstanding common stock. On September 15, 2011, the Board of Directors declared a cash dividend of 5.0 cents per share of outstanding common stock, which will be paid on November 17, 2011 to stockholders of record at the close of business on October 27, 2011. The new quarterly dividend rate represents a 43% increase from the prior quarterly dividend rate of 3.5 cents per common share.
  As reported by the Administrative Office of the U.S. Courts, bankruptcy filings totaled 1,529,560 for the 12 month period ended June 30, 2011, down 3% versus the same period ended June 30, 2010. Chapter 11 bankruptcy filings fell 11%, Chapter 7 filings were down 4%, and Chapter 13 filings increased 2% for the 12 month period ended June 30, 2011 versus the same period in 2010.

Conference Call

The company will host a conference call today at 3:30 p.m. central time to discuss these results. The internet broadcast of the call can be accessed at www.epiqsystems.com. To listen by phone, please call (877) 303-6311 before 3:30 p.m. central time. An archive of the internet broadcast will be available on the company's website until the next earnings update. A recording of the call will also be available through November 27, 2011 beginning approximately two hours after the call ends. To access the recording, please call (855) 859-2056 and enter conference ID number 13971656.

Company Description

Epiq Systems is a leading provider of managed technology for the global legal profession. Our solutions streamline the administration of bankruptcy, litigation, financial transactions and regulatory compliance matters. We offer innovative technology solutions for electronic discovery, document review, legal notification, claims administration and controlled disbursement of funds. Our clients include leading law firms, corporate legal departments, bankruptcy trustees, government agencies, mortgage processors, financial institutions, and other professional advisors who require innovative technology, responsive service and deep subject-matter expertise.

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition-related expense, capitalized loan fee amortization, litigation expense/settlement, non-cash embedded option charges, and the effect of tax adjustments that are outside of Epiq Systems' anticipated effective tax rate, all net of tax), (ii) non-GAAP earnings per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for depreciation, amortization, share-based compensation, acquisition-related expense, net expenses related to financing, litigation expense/settlement, and provision for income taxes).  Income taxes represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses a statutory tax rate of 40% to reflect income tax adjustments in presentation of its non-GAAP net income and non-GAAP earnings per share. Utilization of a statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance across historical periods and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its stockholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Forward-looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and include, but are not limited to, any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products or services; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations which may not prove to be accurate.   Forward-looking statements may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective," "seeks," and "potential" and variations of these words and similar expressions or negatives of these words. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our clients' deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (4) overall strength and stability of general economic conditions, both in the United States and in the global markets, (5) significant changes in the competitive environment, (6) risks associated with handling of confidential data and compliance with information privacy laws, (7) changes in or the effects of pricing structures and arrangements, (8) risks associated with the integration of acquisitions into our existing business operations, (9) risks associated with indebtedness, (10) risks associated with foreign currency fluctuations, (11) risks associated with developing and providing software and internet-based technology solutions to our clients, (12) risks associated with interruptions or delays in services at data centers, (13) risks of errors or failures of software or services, (14) risks associated with our international operations, (15) risks of litigation against us, and (16) other risks detailed from time to time in our SEC filings, including our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

(Tables follow)

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010

REVENUE:
Operating revenue before reimbursed direct costs	$ 69,752	$ 51,999	$ 192,656	$ 157,149
Operating revenue from reimbursed direct costs	6,359	6,288	17,031	22,442
Total Revenue	76,111	58,287	209,687	179,591

OPERATING EXPENSE:
Direct cost of services (exclusive of depreciation and amortization shown separately below)	23,888	16,455	64,526	48,207
Direct cost of bundled products and services (exclusive of depreciation and amortization shown separately below)	778	831	2,391	2,669
Reimbursed direct costs	6,289	6,126	16,778	21,959
General and administrative	26,395	20,068	72,763	64,181
Depreciation and software and leasehold amortization	5,795	4,911	16,808	15,358
Amortization of identifiable intangible assets	6,146	1,697	16,107	5,213
Other operating (income) expense	(1,621)	281	(486)	350
Total Operating Expense	67,670	50,369	188,887	157,937

INCOME FROM OPERATIONS	8,441	7,918	20,800	21,654

INTEREST EXPENSE (INCOME):
Interest expense	1,555	408	4,122	1,132
Interest income	(96)	(7)	(112)	(29)
Net Interest Expense	1,459	401	4,010	1,103

INCOME BEFORE INCOME TAXES
	6,982	7,517	16,790	20,551

PROVISION FOR INCOME TAXES	2,696	2,979	6,649	9,763

NET INCOME	$ 4,286	$ 4,538	$ 10,141	$ 10,788

NET INCOME PER SHARE INFORMATION:
Net income per share – Diluted	$0.12	$0.12	$0.28	$0.28

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – DILUTED	36,629	38,185	36,550	40,315

Cash dividends declared per common share	$0.05	$0.035	$0.155	$0.07

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2011	December 31, 2010

ASSETS
ASSETS:
Cash and cash equivalents	$4,680	$5,439
Trade accounts receivable, net	83,918	59,940
Property and equipment, net	40,747	41,258
Goodwill	363,908	294,789
Other intangibles, net	60,180	43,580
Other	40,627	33,212

TOTAL ASSETS	$594,060	$478,218

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Accounts payable	$11,693	$13,227
Indebtedness	186,176	89,805
Other liabilities	65,484	46,663
STOCKHOLDERS' EQUITY	330,707	328,523

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$594,060	$478,218

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 10,141	$ 10,788
Non-cash adjustments to net income:
Depreciation and amortization	32,915	20,571
Other, net	4,944	7,334
Changes in operating assets and liabilities, net	(20,861)	(19,515)
Net cash provided by operating activities	27,139	19,178

CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment, software and other	(15,462)	(15,449)
Cash paid for business acquisition, net of cash required	(99,330)	--
Net cash used in investing activities	(114,792)	(15,449)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in indebtedness	100,379	(12,222)
Repurchase of common stock	(10,858)	(30,872)
Cash dividends paid	(3,728)	(1,348)
Other	596	(421)
Net cash provided by (used in) financing activities	86,389	(44,863)

Effect of exchange rate changes on cash	505	(6)

NET DECREASE IN CASH AND CASH EQUIVALENTS	$ (759)	$ (41,140)

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME TO
NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010

NET INCOME	$4,286	$4,538	$10,141	$10,788
Plus:
Depreciation and amortization	11,941	6,608	32,915	20,571
Share-based compensation	2,072	2,165	5,589	5,992
Acquisition-related expense	(1,621)	281	(486)	350
Expenses related to financing, net	1,459	401	4,010	1,103
Litigation expense/settlement	--	--	--	1,574
Provision for income taxes	2,696	2,979	6,649	9,763
	16,547	12,434	48,677	39,353
NON-GAAP ADJUSTED EBITDA	$20,833	$16,972	$58,818	$50,141

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME
TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010

NET INCOME	$4,286	$4,538	$10,141	$10,788
Plus (net of tax(1)) :
Amortization of acquisition intangibles	3,687	1,019	9,664	3,138
Share-based compensation	1,222	1,537	3,301	4,364
Acquisition-related expense	(973)	168	(292)	210
Loan fee amortization	117	73	297	184
Litigation expense/settlement	--	--	--	952
Non-cash embedded option charges	--	--	--	(445)
Effective tax rate adjustment (2)	(97)	(28)	(67)	1,543
	3,956	2,769	12,903	9,946
NON-GAAP NET INCOME	$8,242	$7,307	$23,044	$20,734
NON-GAAP NET INCOME PER SHARE - DILUTED	$0.23	$0.19	$0.63	$0.53

(1) Individual adjustments are calculated using a tax rate of 40% except for the non-qualified portion of share-based compensation.
(2) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at a statutory tax rate of 40%.

EPIQ SYSTEMS, INC.
CALCULATION OF DILUTED NET INCOME PER SHARE AND
DILUTED NON-GAAP NET INCOME PER SHARE
(In thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010

NET INCOME	$4,286	$4,538	$10,141	$10,788
Interest expense adjustment for convertible debt	--	--	--	537
Amounts re-allocated to nonvested shares	--	(12)	--	(34)
NET INCOME ADJUSTED FOR DILUTED CALCULATION	$4,286	$4,526	$10,141	$11,291

NON-GAAP NET INCOME	$8,242	$7,307	$23,044	$20,734
Interest expense adjustment for convertible debt	--	--	--	537
Amounts re-allocated to nonvested shares	--	(12)	--	(34)
NON- GAAP NET INCOME ADJUSTED FOR DILUTED CALCULATION	$8,242	$7,295	$23,044	$21,237

BASIC WEIGHTED AVERAGE SHARES	35,268	37,063	35,145	36,646
Adjustment to reflect share-based awards	1,361	1,122	1,405	1,080
Adjustment to reflect convertible debt shares	--	--	--	2,589
DILUTED WEIGHTED AVERAGE SHARES	36,629	38,185	36,550	40,315

NET INCOME PER SHARE – DILUTED	$0.12	$0.12	$0.28	$0.28

NON-GAAP NET INCOME PER SHARE - DILUTED	$0.23	$0.19	$0.63	$0.53
CONTACT: Lew P. Schroeber, Investor Relations
         telephone: 913-621-9500
         email:  ir@epiqsystems.com
         visit us online at www.epiqsystems.com